UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2025

ADAGIO MEDICAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42199	99-1151466
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26051 Merit Circle, Suite 102 Laguna Hills, CA	92653
(Address of principal executive offices)	(Zip Code)

(949) 348-1188

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ADGM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On September 5, 2025, the board of directors (the “Board”) of Adagio Medical Holdings, Inc. (the “Company”) appointed Deborah Kaster, the Company’s current Chief Business Officer (“CBO”), to also serve as Chief Financial Officer (“CFO”), and designated Ms. Kaster as its principal financial officer and principal accounting officer, each effective September 5, 2025 (the “Effective Date”). In this expanded role as both CFO and CBO, Ms. Kaster will continue to oversee business development, corporate strategy, and investor relations while assuming responsibility for the Company’s financial operations, including accounting, treasury, and financial planning. In connection with Ms. Kaster’s appointment, the Company’s Interim Chief Financial Officer, principal financial officer and principal accounting officer, Daniel George, stepped down from serving in such capacities on the Effective Date.

Deborah Kaster, MBA, age 55, brings over 25 years of financial leadership experience working with both public and private medical device companies. Prior to joining the Company as CBO in March 2025, Ms. Kaster served as the Vice President of Investor Relations at Shockwave Medical, Inc., a publicly traded medical device company, from July 2020 to June 2024. In this role, she led the company’s investor relations program and was instrumental in corporate strategy, financial forecasting, and communications with investors and analysts. From January 2015 to July 2020, Ms. Kaster was a Managing Director at the Gilmartin Group LLC. Earlier in her career, Ms. Kaster ran business development at Kyphon, Inc., a public medical device company, and she held various roles of increasing responsibility as an investment banker in the medical device practice at Piper Jaffray Companies. Ms. Kaster holds a B.S. degree in Economics from Cornell University and a M.B.A. in Finance and Strategy from the Wharton School at the University of Pennsylvania.

No family relationships exist between Ms. Kaster and any of the Company’s directors or executive officers. Ms. Kaster has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Chief Financial Officer Offer Letter

In connection with her appointment as the Company’s CFO, effective as of the Effective Date, the Company entered into an amended and restated offer letter agreement (the “Amended Offer Letter”) with Ms. Kaster, which, among other terms, provides for an annual base salary of $366,000, per year paid semi-monthly in accordance with our normal payroll practice. Pursuant to the Amended Offer Letter, Ms. Kaster will be eligible to receive am immediate salary increase of no less than 4% upon the Company’s successful closing of an equity financing approved by the Board raising gross cash proceeds of at least $5 million. Further, the Amended Offer Letter provides that Ms. Kaster will receive (i) an annual discretionary performance and retention bonus of up to 40% of her base salary and (ii) standard employee benefits offered to executive level employees. Further, in April 2025 the Company granted Ms. Kaster options to purchase 819,000 shares of the Company’s common stock. Pursuant to the terms of the Amended Offer Letter, such options shall now vest as follows: (i) options to purchase 728,000 shares of the Company’s common stock (the “Time-Based Option”) shall vest generally subject to Ms. Kaster’s continued employment over a four-year period, whereby twenty-five percent (25%) of Ms. Kaster Time-Based Option shares will vest on April 1, 2026, with the remaining shares subject to the Time-Based Option vesting in thirty-six (36) equal monthly installments thereafter, in each case generally subject to Ms. Kaster’s continued employment with the Company through the applicable vesting dates, and (ii) the remaining options to purchase 91,000 shares of the Company’s common stock will vest immediately at the time of the consummation of a Change in Control, within the meaning of the Company’s 2024 Equity Incentive Plan, that results in total consideration to the Company’s stockholders of more than $250,000,000, generally subject to continued employment through the consummation of such transaction.

Pursuant to the Amended Offer Letter, if the Company terminates Ms. Kaster’s employment without “Cause” or if Ms. Kaster terminates her employment for “Good Reason” (each as defined in the Amended Offer Letter, a “Qualifying Termination”), she will be entitled to (i) continued payment of her base salary for 6 months and (ii) a prorated amount of the bonus she would have received had she remained employed with the Company. If however the Qualifying Termination occurs during the period beginning three (3) months before and ending twelve (12) months after a Change in Control, Ms. Kaster will instead be entitled to (i) continued payment of her base salary for 12 months and (ii) a lump sum payment equal to her target annual bonus for the year of termination, prorated for the time of her employment during the applicable year. Such severance benefits are conditioned upon Ms. Kaster’s execution of a general release of claims among certain other obligations. Pursuant to the Amended Offer Letter, Ms. Kaster will be employed on an “at will” basis.

The foregoing description of the Amended Offer Letter is only a summary, does not purport to be complete and is qualified in its entirety by the full text of the Offer Letter, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2025.

Item 7.01. Regulation FD Disclosure.

On September 5, 2025, the Company issued a press release regarding Ms. Kaster’s CFO appointment. A copy of the press release is being furnished as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and shall not be incorporated or deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language contained in such filing, unless otherwise expressly stated in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated September 5, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 8, 2025

Adagio Medical Holdings, Inc.

By:	/s/ Todd Usen
Name:	Todd Usen
Title:	Chief Executive Officer

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